Exhibit 10.1

AMENDMENT TO AMENDED & RESTATED

MANUFACTURING & SUPPLY AGREEMENT

This Amendment to the Amended and Restated Manufacturing and Supply Agreement ("Amendment") is made and entered this 16th day of October 2020 ("Effective Date") by and between Isoray Medical, Inc. ("lsoray") and GT Medical Technologies, Inc. ("GT MED TECH").

WHEREAS, Isoray and GT MED TECH entered into a Manufacturing and Supply Agreement, dated January 3, 2018 and later amended and restated such Agreement effective April 26, 2019 for the manufacture and supply of certain brachytherapy product incorporating Isoray's Cesium-131 sources for use and/or sale for the treatment of certain tumors ("Restated Agreement");

WHEREAS, as permitted under the Restated Agreement, Isoray and GT MED TECH wish to further amend the Restated Agreement as set forth below.

NOW, THEREFORE, in consideration of the covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Isoray and GT MED TECH agree as follows:

1. Continued Validity. All terms used in this Amendment and denoted by their initial capitalization shall have the meanings set forth in the Restated Agreement unless otherwise defined herein. Except as expressly amended by this Amendment, the Restated Agreement will remain in effect in accordance with its terms and conditions.

2. Exclusivity. Isoray and GT MED TECH agree to delete and replace in its entirety Section 2: Exclusivity of the Restated Agreement with the following text:

For the Term of this Agreement, (a) Isoray shall supply exclusively to GT MED TECH the Seeds as used for the Product in application of brachytherapy in brain cancer and shall not sell or otherwise provide Cs 131 seeds to any person or entity (other than GT MED TECH) for brachytherapy in brain tumors, except that Isoray may continue to manufacture and supply individual Seeds, braided strands of Seeds, or other Seed-containing materials or products other than the Product, for brain cancer treatment directly to end-users; and, (b) GT MED TECH shall purchase Seeds for application of brachytherapy in brain cancer exclusively from Isoray.

3. Counterparts; Execution. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute the same document. This Amendment may be signed electronically or by hand, and signed copies may be delivered to the other Party by electronic means, such as facsimile or electronic mail in Aodobe Portable Format (.pdf) or similar format. All signatures made by a Party and transmitted by such means will be deemed original signatures.

IN WITNESS WHEREOF, Isoray and GT MED TECH, by the signatures of their duly authorized representatives, have caused this Amendment to be effective as of the Effective Date set forth above.

Isoray Medical, Inc.	GT Medical Technologies, Inc.

/s/ Lori A. Woods October 16, 2020	/s/ Matthew E. Likens October 16, 2020
Signature Date	Signature Date

Lori A. Woods	Matthew E. Likens
Name (Please Print)	Name (Please Print)

CEO	President & CEO
Title	Title

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Signature Page for the Amendment to

Amended & Restated Manufacturing & Supply Agreement

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